Exhibit 1.1

Execution Version

DRS TECHNOLOGIES, INC.

UNDERWRITING AGREEMENT

$350,000,000

6 5/8% Senior Notes due 2016

$250,000,000

7 5/8% Senior Subordinated Notes due 2018

January 20, 2006

BEAR, STEARNS & CO. INC.

WACHOVIA CAPITAL MARKETS, LLC

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

BANC OF AMERICA SECURITIES LLC

CIBC WORLD MARKETS CORP.

JEFFERIES & COMPANY, INC.

RYAN BECK & CO., INC.

c/o Bear, Stearns & Co. Inc.
383 Madison Avenue
New York, New York 10179

Ladies and Gentlemen:

DRS Technologies, Inc., a corporation validly existing under the laws of the State of Delaware (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”) (i) $350,000,000 in aggregate principal amount of 6 5/8% Senior Notes due 2016 (the “Senior Notes”).  The Senior Notes will be issued pursuant to an indenture (the “Senior Base Indenture”), to be dated the Closing Date (as defined in Section 2(b)) as supplemented by the supplemental indenture to be dated the Closing Date (the “Senior Supplemental Indenture,” and, together with the Senior Base Indenture, the “Senior Indenture”), among the Company, the Guarantors (as defined) and The Bank of New York, as trustee (the “Trustee”) and (ii) $250,000,000 in aggregate principal amount of 7 5/8% Senior Subordinated Notes due 2018 (the “Subordinated Notes” and, together with the Senior Notes, the “Notes”).  The Subordinated Notes will be issued pursuant to an indenture (the “Subordinated Base Indenture”), to be dated the Closing Date as supplemented by the supplemental indenture to be dated the Closing Date (the “Subordinated Supplemental Indenture,” and, together with the Subordinated Base Indenture, the “Subordinated Indenture”), among the Company, the Guarantors (as defined) and the Trustee.  The Senior Indenture and the Subordinated Indenture are collectively referred to herein as the “Indentures”.  The Senior Notes will be fully and unconditionally guaranteed (the “Guarantees”) as to payment of principal, interest and premium, on an unsecured senior basis, jointly and severally by each entity listed on Exhibit A hereto (collectively, the “Guarantors”).  The Subordinated Notes will be fully and unconditionally guaranteed as to payment of principal, interest and premium, on an unsecured senior subordinated basis, jointly and severally by the Guarantors.  Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Indentures.  This Agreement, the Notes, the Guarantees and the Indentures are herein referred to collectively as the “Operative Documents.”  Bear, Stearns & Co. Inc. (“Bear Stearns”) and Wachovia Capital Markets, LLC are acting as lead managers (the “Lead Managers”) in connection with the offering and sale of the Notes contemplated herein (the “Offering”).

1.               Representations and Warranties of the Company and the Guarantors.  The Company and the Guarantors, jointly and severally, represent and warrant to, and agrees with, each of the Underwriters that:

(a)                                  An “automatic shelf registration statement” (as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)), File No. 333- 130926 (i) has been prepared by the Company in conformity with the requirements of the Securities Act, and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) has been filed with the Commission under the Securities Act not earlier than the date that is three years prior to the Closing Date; and (iii) is effective under the Securities Act pursuant to Rule 462(e).  As used in this Agreement:

(i)                                     “Applicable Time” means Monday, January 23, 2006, 9:30 a.m. (New York City time);

(ii)                                  “Effective Date” means any date as of which any part of such registration statement relating to the Notes became, or is deemed to have become, effective under the Securities Act in accordance with the Rules and Regulations;

(iii)                               “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Notes (but does not include communications not deemed a prospectus pursuant to Rule 134 of the Securities Act and historical issuer information meeting the requirement of Rule 433(e)(2) of the Securities Act);

(iv)                              “Preliminary Prospectus” means any preliminary prospectus relating to the Notes included in such registration statement or filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, including any preliminary prospectus supplement thereto relating to Notes;

(v)                                 “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with each Issuer Free Writing Prospectus filed or used by the Company on or before the Applicable Time and the pricing terms of the offering of the Notes and the terms and conditions of the Notes specified in a final term sheet prepared and filed pursuant to Section 4(a)(i) hereof (the “Final Term Sheet”);

(vi)                              “Prospectus” means the final prospectus relating to the Notes, including any prospectus supplement thereto relating to the Notes, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations; and

(vii)                           “Registration Statement” means, collectively, the various parts of such registration statement, each as amended as of the Effective Date for such part, including any Preliminary Prospectus or the Prospectus and all exhibits to such registration statement.

Any reference to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein as of the date of such Preliminary Prospectus or the Prospectus, as the case may be. Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus filed pursuant to Rule 424(b) prior to or on the date hereof (including for purposes hereof, any documents incorporated by reference therein prior to or on the date hereof). Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any annual report of the Company on Form 10-K, any quarterly report of the Company on Form 10-K and any Current Report on Form 8-K filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Date that is incorporated by reference in the Registration Statement.

The Commission has not issued any order preventing or suspending the use of the most recent Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or threatened by the Commission.  The Commission has not notified the Company of any objection to the use of the form of the Registration Statement.

(b)                                 The Registration Statement conformed and will conform in all material respects on the Effective Date and on the Closing Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the Rules and Regulations. The most recent Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) and on the Closing Date to the requirements of the Securities Act and the Rules and Regulations. The documents incorporated by reference the most recent Preliminary Prospectus or the Prospectus conformed, and any further documents so incorporated will conform, when filed with the Commission, in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder.  The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the underwriters’ names and addresses in the first table under the caption “Underwriting” in the Prospectus and the material included under the caption “Underwriting” in the most recent Preliminary Prospectus in (i) the first and second sentences of the fifth paragraph, (ii) the second, third and fourth sentences of the sixth paragraph and (iii) the second, third, fourth and fifth sentences of paragraph under the heading “Other Relationships” (the “Underwriters’ Information”).

(c)                                  The Prospectus will not, as of its date and on the Closing Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the Underwriters’ Information.

(d)                                 The documents incorporated by reference in the most recent Preliminary Prospectus or the Prospectus did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the Underwriters’ Information..

(e)                                  The Pricing Disclosure Package (excluding the information contained in the most recent Preliminary Prospectus that is effected by the final price of the Notes, the increase in the aggregate principal amount of the Senior Notes and included in the Prospectus) did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the Underwriters’ Information.

(f)                                    The Company has not made (other than, if applicable, as listed on Schedule II hereto), and will not make (other than the final term sheet prepared and filed pursuant to Section 4(a)(i) hereof), any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus without the prior consent of Bear, Stearns & Co. Inc.; the Company has complied and will comply with the requirements of Rule 433 (“Rule 433”) with respect to any such Issuer Free Writing Prospectus; any such Issuer Free Writing Prospectus will not, as of its issue date and through the time the Notes are delivered pursuant to Section 2 hereof, include any information that conflicts with the information contained in the most recent Preliminary Prospectus and the Prospectus; and any such Issuer Free Writing Prospectus, when taken together with the information contained in the Registration Statement, the Prospectus and the Pricing Disclosure Package, did not, when issued or filed pursuant to Rule 433, and does not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g)                                 The Company is a well-known seasoned issuer, as defined under Rule 250 under the Securities Act, eligible to use the Registration Statement as an automatic shelf registration statement.

(h)                                 Each of the Company and its subsidiaries (as defined in Rule 405 of the Securities Act but not including, for this and all of the following representations, Engineered Support Systems, Inc. (“ESSI”) or any of its direct or indirect subsidiaries) (A) has been duly incorporated and is validly existing as a corporation or limited liability company in good standing under the laws of its jurisdiction of incorporation or formation, (B) has all requisite corporate, limited liability company, partnership or other power and authority to carry on its business as it is currently being conducted and as described in the most recent Preliminary Prospectus and the Prospectus and to own, lease and operate its properties, and (C) is duly qualified and is in good standing as a foreign corporation or other entity, authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified could not reasonably be expected to result, in the aggregate, in a material adverse effect on (i) the business, prospects, properties, operations, condition (financial or other), stockholders’ equity (investment) or results of operations of the Company and its subsidiaries, taken as a whole; (ii) the offering of the Notes; or (iii) the consummation of the transactions contemplated by this Agreement or the Company’s performance of its obligations hereunder (any of the events set forth in (i), (ii) or (iii), a “Material Adverse Effect”).

(i)                                     The Company has no subsidiaries (as defined in Rule 405 of the Securities Act) other than the entities listed on Exhibit B attached hereto, it being understood that the Company will subsequently acquire ESSI and its direct and indirect subsidiaries.

(j)                                     Except as described in the most recent Preliminary Prospectus and the Prospectus, all of the outstanding shares of capital stock or other securities evidencing equity securities of each wholly-owned subsidiary of the Company is owned, directly or indirectly, by the Company, free and clear of any security interest, claim, lien, limitation on voting rights or encumbrance, except for any such security interest, claim, lien, limitation on voting rights or encumbrance pursuant to the existing or the amended and restated Credit Agreement; and all such securities have been duly authorized, validly issued, and are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights.

(k)                                  Each of the Company and the Guarantors has all requisite corporate, limited liability company, partnership or other power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Operative Documents to which it is a party and to consummate the transactions contemplated hereby and thereby, including, without limitation, the corporate, limited liability company, partnership or other power, as applicable, and authority to issue, sell and deliver the Notes and to issue and deliver the related Guarantees as provided herein and therein.

(l)                                     This Agreement has been duly and validly authorized, executed and delivered by the Company and each Guarantor.

(m)                               Each of the Indentures has been duly and validly authorized by the Company and each Guarantor, each of the Senior Base Indenture and the Subordinated Base Indenture was and as supplemented by the Senior Supplemental Indenture and the Subordinated Supplement Indenture, as the case may be, will be qualified under the Trust Indenture Act and, assuming due authorization, execution and delivery thereof by the Trustee, when duly executed and delivered by the Company and each Guarantor, will be the legal, valid and binding agreement of the Company and each Guarantor, enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity, good faith and fair dealing regardless of whether enforcement is sought in a proceeding of law or equity. The Prospectus, together with the Final Term Sheet, contains a summary of the terms of each of the Senior Supplemental Indenture and the Subordinated Supplemental Indenture, that is accurate in all material respects.

(n)                                 The Notes have been duly and validly authorized by the Company for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and authenticated in accordance with the terms of the relevant Indenture and delivered against payment therefor in accordance with the terms hereof and thereof, will be the legal, valid and binding obligations of the Company, enforceable against it in accordance with their terms and entitled to the benefits of the relevant Indenture, (assuming the due authorization, execution and delivery of the relevant Indenture by the Trustee) subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity, good faith and fair dealing regardless of whether enforcement is sought in a proceeding of law or equity.  The Prospectus, together with the Final Term Sheet, contains a summary of the terms of the Notes that is accurate in all material respects.

(o)                                 The Guarantees of the Notes have been duly and validly authorized by each of the Guarantors and, when executed and delivered in accordance with the terms of the relevant Indenture and when the Notes have been issued and authenticated in accordance with the terms of the relevant Indenture and delivered against payment therefor in accordance with the terms hereof and thereof, will be the legal, valid and binding obligations of each of the Guarantors, enforceable against each of them in accordance with their terms and entitled to the benefits of the relevant Indenture, (assuming the due authorization, execution and delivery of the relevant Indenture by the Trustee) subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity, good faith and fair dealing regardless of whether enforcement is sought in a proceeding of law or equity.  The Prospectus, together with the Final Term Sheet, contains a summary of the terms of the Guarantees that is accurate in all material respects.

(p)                                 Except as described in the most recent Preliminary Prospectus, neither the Company nor any of its subsidiaries (i) is in violation of its charter or by-laws, (ii) is in default (and no event has occurred which, with notice or lapse of time or both, would constitute such a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (iii) is in violation in any respect of any statute or any judgment, decree, order, rule or regulation of any court or governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, except in the case of (ii) or (iii) any violation or default that would not have a Material Adverse Effect.

(q)                                 The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to any indenture, mortgage, deed of trust, loan agreement or other agreement, instrument, franchise, license or permit to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective properties or assets may be bound and which is material to the business of the Company and its subsidiaries taken as a whole, or (ii) violate or conflict with any provision of the certificate or articles of incorporation, bylaws or other organizational documents of the Company or any of its subsidiaries or any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, operations or assets.  No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets is required for the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, including the issuance and sale of the Notes, to be issued and sold by the Company hereunder, the issuance of the Guarantees, except the registration under the Securities Act of the Notes and the Guarantees, which has become effective and the qualification of each of the Indentures under the Trust Indenture Act, will be obtained and made under the Securities Act; the Trust Indenture Act, and state securities or Blue Sky laws and regulations.

(r)                                    Except as described in the most recent Preliminary Prospectus there is no legal or governmental proceeding, including routine litigation, to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, singularly or in the aggregate, if determined adversely to the Company or any of its subsidiaries, is reasonably likely to have a Material Adverse Effect, and to the best of the Company’s knowledge, no such proceeding is threatened or contemplated by governmental authorities or threatened or contemplated by others, and the defense of all such claims against the Company in the aggregate, including routine litigation, will not have a Material Adverse Effect.

(s)                                  No injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction has been issued that prevents the issuance of the Notes or the related Guarantees or prevents or suspends the sale of the Notes or the related Guarantees in any jurisdiction referred to in Section 4(a)(xi) hereof; and every request of any securities authority or agency of any jurisdiction for additional information has been complied with in all material respects.

(t)                                    No labor disturbance by the employees of the Company or any of its subsidiaries exists or, to the best of the Company’s knowledge, is imminent which might be expected to have a Material Adverse Effect.

(u)                                 No “prohibited transaction” (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)), or “accumulated funding deficiency” (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan which could have a Material Adverse Effect; each employee benefit plan is in compliance with applicable law, including ERISA and the Code, except for all instances in which non-compliance would not have, singularly or in the aggregate with all such instances of non-compliance, a Material Adverse Effect; the Company has not incurred and does not expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from any “pension plan,” and each “pension plan” (as defined in ERISA) for which the Company would have any liability that is intended to be qualified under Section 401 (a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which could cause the loss of such qualification.

(v)                                 Except as described in the most recent Preliminary Prospectus, there has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company (or, to the Company’s knowledge, any other entity for whose acts or omissions the Company is or may be liable) upon any other property now or previously owned or leased by the Company or any of its subsidiaries, or upon any other property, in violation of any statute or any ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit or which would, under any statute or any ordinance, rule (including rule of common law), regulation, order, judgment. decree or permit, give rise to any liability, except for any violation or liability which would not have, singularly or in the aggregate with all such violations and liabilities, a Material Adverse Effect; there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company or any of its subsidiaries has knowledge, except for any such disposal, discharge, emission. or other release of any kind, which would not have, singularly or in the aggregate with all such discharges and other releases, a Material Adverse Effect.  The Company has not agreed to assume, undertake or provide indemnification for any liability of any other person under any Environmental Law, including any obligation for cleanup or remedial action, except as would not reasonably be expected to have a Material Adverse Effect or as disclosed in the most recent Preliminary Prospectus.

(w)                               Each of the Company and its subsidiaries has all requisite power and authority, and all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses and permits (collectively, the “Consents”) of and from all public, regulatory or governmental agencies and bodies, to own, lease and operate its properties and conduct its business as now being conducted and as described in the most recent Preliminary Prospectus, except for such Consents the absence of which would not have a Material Adverse Effect. No Consent contains a materially burdensome restriction not in the ordinary course of business or not adequately disclosed in the most recent Preliminary Prospectus.

(x)                                   The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the most recent Preliminary Prospectus or such as are not reasonably likely to have a Material Adverse Effect; and any real property and buildings held under lease or sublease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.  Neither the Company nor any of its subsidiaries has received any notice of any claim adverse to their ownership of any real or personal property or of any claim against the continued possession of any real property, whether owned or held under lease or sublease by the Company or any of its subsidiaries, except any such claims which are not reasonably likely to have a Material Adverse Effect.

(y)                                 The Company and its subsidiaries owns or possesses adequate right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, formulae, customer lists, and know-how and other intellectual property (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) (the “Intellectual Property”) necessary for the conduct of their respective businesses as being conducted and as described in the most recent Preliminary Prospectus other than any Intellectual Property the absence of which would not have a Material Adverse Effect, and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such right of others, which claim, if the subject of an unfavorable decision, ruling or judgment, could reasonably be expected to result in a Material Adverse Effect. Except as described in the most recent Preliminary Prospectus, or as could not reasonably be expected to have a Material Adverse Effect, (i) there is no infringement by third parties of any such Intellectual Property; (ii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim.

(z)                                   The Company and its subsidiaries have accurately prepared and timely filed all federal, state and other tax returns that are required to be filed by it and has paid or made provision for the payment of all taxes, assessments, governmental or other similar charges, including without limitation, all sales and use taxes and all taxes which the Company and each of the subsidiaries is obligated to withhold from amounts owning to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return), except any amounts the Company is contesting in good faith and the failure to so pay would not have a Material Adverse Effect.  No deficiency assessment with respect to a proposed adjustment of the Company’s or any of the subsidiaries’ federal, state, or other taxes is pending or, to the best of the Company’s knowledge, threatened, which could reasonably be expected to have a Material Adverse Effect. There is no material tax lien, whether imposed by any federal, state, or other taxing authority, outstanding against the assets, properties or business of the Company or any of its subsidiaries.

(aa)                            Each of the Company and its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets;  (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect thereto.

(bb)                          The Company is not, and upon consummation of the transactions contemplated hereby, and at all times up to and including the application of net proceeds as described in the Pricing Disclosure Package, will not be, subject to registration as an “investment company” under the Investment Company Act of 1940.

(cc)                            None of the Company nor any of its subsidiaries has (A) taken, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company or any of its subsidiaries to facilitate the sale or resale of the Notes or (B) since January 13, 2006 (1) sold, bid for, purchased or paid any person any compensation for soliciting purchases of the Notes or (2) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company or any of its subsidiaries provided that neither the Company nor any of its subsidiaries makes any representation regarding any action taken by the Underwriters in relation to activities set forth in this paragraph (bb).

(dd)                          The accountants who have certified or will certify the financial statements included or to be included as part of or incorporated by reference in the most recent Preliminary Prospectus are independent accountants as required by the Securities Act.  The historical consolidated financial statements, together with related schedules and notes thereto, comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly in all material respects the financial position and results of operations of the Company and its subsidiaries at the dates and for the periods indicated. Such financial statements have been prepared in accordance with generally accepted accounting principles (except as otherwise noted in the most recent Preliminary Prospectus) applied on a consistent basis throughout the periods presented.  The pro forma financial statements included in the most recent Preliminary Prospectus have been prepared on a basis consistent with such historical statements of the Company, except for the pro forma adjustments specified therein, and give effect to assumptions made on a reasonable basis and present fairly in all material respects the historical and proposed transactions contemplated by this Agreement and the other Operative Documents; and such pro forma financial statements comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act, except as expressly stated therein.  The other financial and statistical information and data included or incorporated by reference in the most recent Preliminary Prospectus derived from the historical and pro forma financial statements, are accurately presented in all material respects and prepared on a basis consistent with the financial statements, historical and pro forma, included or incorporated by reference in the most recent Preliminary Prospectus and the books and records of the Company and its subsidiaries.

(ee)                            Neither the Company, any of its subsidiaries nor, to the Company’s knowledge, any of its employees or agents has at any time during the last five years (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

(ff)                                The statistical and market-related data included in the most recent Preliminary Prospectus are based on or derived from sources which the Company and the Guarantors believe to be reliable and accurate.

(gg)                          Subsequent to the respective dates as of which information is given in the most recent Preliminary Prospectus, the Company has not paid any dividends on its capital stock and there has been no material adverse change or any development involving a prospective material adverse change on (i) the business, prospects, properties, operations, condition (financial or other), stockholders’ equity (investment) or results of operations of the Company and each subsidiary of the Company, taken as a whole; or (ii) the long-term debt or capital stock of the Company, whether or not arising from transactions in the ordinary course of business, and since the date of the latest balance sheet presented or incorporated by reference in the most recent Preliminary Prospectus, neither the Company nor any of its subsidiaries has incurred or undertaken any liabilities or obligations, direct or contingent, or entered into any transactions which are material to the Company and its subsidiaries taken as a whole, except for liabilities or obligations which are reflected in the most recent Preliminary Prospectus and excluding changes to information contained in the most recent Preliminary Prospectus that is effected by the final price of the Notes, the increase in the aggregate principal amount of the Senior Notes and included in the Prospectus.

(hh)                          Neither the Company nor any Guarantor intends to, nor believes that it will, incur debts beyond its ability to pay such debts as they mature. As of the date hereof and as of the Closing Date, the present fair saleable value of the assets of the Company and each Guarantor exceeds the amount that will be required to be paid on or in respect of its existing debts and other liabilities (including contingent liabilities) as they become absolute and matured. As of the date hereof and as of the Closing Date, the assets of the Company and each Guarantor does not constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted, taking into account the projected capital requirements and capital availability.

(ii)                                  Except pursuant to this Agreement and the commitment papers executed by the Company and the Lead Managers, there are no contracts, agreements or understandings between the Company and its subsidiaries and any other person that would give rise to a valid claim against the Company or any of its subsidiaries or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the issuance, purchase and sale of the Notes.

(jj)                                  There exist no conditions that would constitute a default (or an event which with notice or the lapse of time, or both, would constitute a default) under any of the Operative Documents.

Any certificate signed by or on behalf of the Company and delivered to the Lead Managers or to Mayer, Brown, Rowe & Maw LLP (“Underwriters’ Counsel”) shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters covered thereby.  Each of the Company and the Guarantors acknowledge that the Underwriters and, for purposes of the opinions to be delivered to the Underwriters pursuant to Section 6 hereof, counsel for the Company and the Guarantors and counsel for the Underwriters, will rely upon the accuracy and truth of the foregoing representations and hereby consent to such reliance.

2.               Purchase, Sale and Delivery of the Notes.

(a)                                  On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter and each Underwriter, severally and not jointly, agrees to purchase from the Company the number of Notes set forth opposite their respective names on Schedule I hereto together with any additional number of Notes which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 hereof.  The purchase price for the Senior Notes will be $980 per $1,000 principal amount of Senior Notes.  The purchase price for the Subordinate Notes will be $980 per $1,000 principal amount of Subordinated Notes.

(b)                                 Delivery of the Notes to be purchased by the Underwriters and payment therefor shall be made at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 4 Times Square, New York, NY, 10036 (or such other place as may be agreed to by the Company and the Lead Managers) at 9:00 a.m. New York time, on January 31, 2006, or such other time and date as may be agreed by the Company and the Lead Managers (the time and date of such closing are called the “Closing Date”).

(c)                                  Payment for the Notes shall be made at the Closing Date by wire transfer of immediately available funds to the order of the Company.  It is understood that Bear Stearns has been authorized, for its own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Notes the Underwriters have agreed to purchase.

The Company shall deliver, or cause to be delivered, to Bear Stearns for the accounts of the several Underwriters the Notes at the Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor.  Delivery of the Notes shall be made through the facilities of The Depository Trust Company (“DTC”) unless Bear Stearns shall otherwise instruct following reasonable notice.

(d)                                 The Company acknowledges and agrees that (i) the terms of this Agreement and the Offering (including the price of the Notes) were negotiated at arm’s length; (ii) no fiduciary or agency relationship between the Company and the Underwriters has been created as a result of any of the transactions contemplated by this Agreement or the process leading to such transactions, irrespective of whether any Underwriter has advised or is advising any such party on other matters, (iii) the Underwriters’ obligations to the Company in respect of the Offering are set forth in this Agreement in their entirety; and (iv) it has obtained such legal, tax, accounting and other advice as it deems appropriate with respect to this Agreement and the transactions contemplated hereby and any other activities undertaken in connection therewith, and it is not relying on the Underwriters with respect to any such matters.  Nothing in this Agreement shall limit any duty any Underwriter may have to the Company in any other capacity.

3.               Offering.  Upon authorization of the release of the Notes by the Lead Managers, the Underwriters propose to offer the Notes for sale to the public upon the terms and conditions set forth in the Prospectus.

4.               Covenants of the Company, the Guarantors and the Underwriters.

(a)                                  Each of the Company and the Guarantors, jointly and severally, covenants and agrees with the Underwriters that:

(i)                                     To prepare the Prospectus in a form approved by the Underwriters and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than Commission’s close of business on the second business day following the execution and delivery of this Agreement; if requested by the Underwriters prior to the Applicable Time, to prepare a final term sheet, containing solely a description of the terms of the Notes and of the offering and increase in the aggregate principal amount of the Senior Notes and changes resulting from such increase, in the form set forth on Exhibit C hereto (with such changes agreed thereto) and file such term sheet pursuant to Rule 433(d) of the Rules and Regulations required thereby; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the Closing Date (other than the filing of all reports required by the Exchange Act) except as provided herein or required by applicable law; to advise the Underwriters for a period of 45 days after the Closing Date, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement or the Prospectus has been filed and to furnish the Underwriters with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Notes; to advise the Underwriters, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose, of any notice from the Commission objecting to the use of the form of the Registration Statement or any post-effective amendment thereto or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its reasonable best efforts to obtain its withdrawal; and, in the event of the Company’s receipt of a notice objecting to the use of the form of the Registration Statement or any post-effective amendment thereto, the Company will promptly take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Notes by the Underwriters (and references herein to the “Registration Statement” shall include any such amendment or new registration statement).

(ii)                                  To pay the required Commission filing fees relating to the Notes within the time period required by Rule 456(b)(1) of the Rules and Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Rules and Regulations.

(iii)                               To deliver to the Underwriters such number of the following documents as they shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto up to the Closing Date (in each case excluding exhibits other than this Agreement), (B) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus, (C) each Issuer Free Writing Prospectus and (D) any document incorporated by reference in any Preliminary Prospectus or the Prospectus; and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations) is required at any time after the date hereof in connection with the offering or sale of the Notes or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Underwriters and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Underwriters may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance.

(iv)                              To file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Company after consultation with the Underwriters, be required by the Securities Act or the Commission.

(v)                                 [Intentionally Omitted]

(vi)                              Not to make any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Underwriters.

(vii)                           To file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) of the Rules and Regulations; to retain in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses not required to be filed pursuant to the Rules and Regulations; and if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Lead Managers and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter as many copies as the Underwriters may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance.

(viii)                        The Company will promptly deliver to each of you and Underwriters’ Counsel a signed copy of the Registration Statement as initially filed and all amendments thereto, including all consents and exhibits filed therewith.

(ix)                                To deliver promptly to the Underwriters such number of the following documents as the Underwriters shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement), (B) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus, (C) each Issuer Free Writing Prospectus and (D) any document incorporated by reference in any Preliminary Prospectus or the Prospectus; and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations) is required at any time after the date hereof in connection with the offering or sale of the Notes or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Underwriters and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Underwriters may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance;

(x)                                   The Company consents to the use and delivery of the Preliminary Prospectus and the Final Prospectus by the Underwriters in accordance with the Securities Act.

(xi)                                The Company and the Guarantors will reasonably cooperate with the Underwriters and Underwriters’ Counsel in connection with the qualification or registration of the Notes and the Guarantees thereof under the securities laws of such jurisdictions as the Underwriters may reasonably request; provided, however, that neither the Company nor any Guarantor shall be required in connection therewith to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to service of process in suits or taxation, in any jurisdiction where it is not now so subject.

(xii)                             The Company will make generally available to its security holders and to the Underwriters as soon as practicable, but in any event not later than twelve months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company and the Subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158).

(xiii)                          The Company will use the proceeds from the sale of the Notes in the manner described in the Prospectus under the caption “Use of Proceeds.”

(xiv)                         The Company, during the period when the Prospectus is required to be delivered under the Securities Act, will file all documents required to be filed with the Commission pursuant to the Securities Act and the Rules and Regulations within the time periods required thereby.

(xv)                            The Company will do and perform all things required to be done or performed under this Agreement by them prior to or after the Closing Date and to satisfy all conditions precedent on their part to the delivery of the Notes.

(xvi)                         The Company will comply in all material respects with its agreements set forth in the representation letter to DTC relating to the approval of the Notes by DTC for “book-entry” transfer.

(xvii)                      The Company will not take and will cause it controlled affiliates (within the meaning of Rule 144 under the Securities Act) not to take, directly or indirectly, any action designed to or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes.

(xviii)                   Not to voluntarily claim the benefit of any usury laws against the holders of any Notes.

(xix)                           Prior to the Closing Date, to take all action reasonably necessary to enable Standard’s & Poor’s Rating Service, a division of McGraw Hill, Inc. (“S&P”), and Moody’s Investors Service, Inc (“Moody’s”) to provide their respective credit ratings of the Notes.

(xx)                              The Company will not and will cause its controlled affiliates not to, prior to the Closing Date, issue any press release or other communications or hold any press conference with respect to the issuance of the Notes, the Company or any of its subsidiaries, the condition, financial or otherwise (except for routine communications in the ordinary course of business and consistent with past practice or in compliance with the Securities Act), or the earnings, business affairs or business prospects of the Company or any of its subsidiaries, without the prior consent of the Lead Managers, such consent not to be unreasonably withheld or delayed or unless required by applicable law.

(b)                                 Each Underwriter severally agrees that such Underwriter shall not include any “issuer information” (as defined in Rule 433) in any “free writing prospectus” (as defined in Rule 405) used or referred to by such Underwriter without the prior consent of the Company where the use or reference to such free writing prospectus would require the filing of such “issuer information” (any such issuer information with respect to whose use the Company has given its consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Company, and not superseded or corrected by a document subsequently filed by the Company, with the Commission prior to the use of such free writing prospectus and (ii) “issuer information,” as used in this Section 4(b), shall not be deemed to include information prepared by or on behalf of such Underwriter on the basis of or derived from issuer information. Each Underwriter also severally represents and agrees that such Underwriter has not used or referred to any free writing prospectus in connection with the offering of the Notes that includes any information other than Permitted Issuer Information if such free writing prospectus conflicts with information contained in (i) the Registration Statement, including any Preliminary Prospectus or the Prospectus and not superseded or modified or (ii) any document filed or furnished under the Exchange Act that is incorporated by reference into the Registration Statement and not superseded or modified.

5.               Payment of Expenses.  Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company hereby agrees to pay all costs, expenses, fees and taxes (but not pay taxes arising from a person holding the Notes) incident to the performance of the obligations of the Company and the Guarantors hereunder, including in connection with:  (i) the preparation, printing, filing and distribution of the Registration Statement, any Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus (including, without limitation, financial statements) and all amendments and supplements thereto required pursuant hereto; (ii) the preparation (including, without limitation, duplication costs) and delivery of all agreements, correspondence and all other documents prepared and delivered in connection herewith; (iii) the issuance, transfer and delivery of the Notes and the Guarantees to the Underwriters; (iv) furnishing such copies of any Preliminary Prospectus, the Prospectus, the Preliminary Prospectus and any Issuer Free Writing Prospectus, as may be requested for use in connection with the Offering; (v) the preparation of certificates for the Notes (including, without limitation, printing and engraving thereof); (vi) the fees, disbursements and expenses of the Company’s and Guarantor’s counsel and accountants; (vii) all fees and expenses (including fees and expenses of counsel) of the Company and the Guarantors in connection with the approval of the Notes by DTC for “book-entry” transfer; (viii) rating the Notes by rating agencies; (ix) the reasonable fees and expenses of the Trustee and its counsel; (x) the performance by the Company and the Guarantors of their other obligations under this Agreement and the other Operative Documents; (xi) the Company’s “roadshow” travel and other expenses incurred in connection with the marketing and sale of the Notes; (xii) any expenses related to aircraft used in “roadshow” travel; and (xiii) the filing fees incident to, and the fees and expenses of counsel for the Underwriters in connection with, securing any required review by the NASD of the terms of the Offering.

6.               Conditions of Underwriters’ Obligations.  The obligations of the Underwriters to purchase and pay for the Notes, as provided herein, shall be subject to the satisfaction of the following conditions:

(a)                                  All of the representations and warranties of the Company and the Guarantors contained in this Agreement shall be true and correct on the date hereof and on the Closing Date with the same force and effect as if made on and as of the date hereof and the Closing Date, respectively.

(b)                                 The Prospectus shall have been timely filed with the Commission in accordance with Section 4(a)(i); all filings (including, without limitation, the final term sheet prepared pursuant to Section 4(a)(i) hereof) required by Rule 433 shall have been made, and no such filings shall have been made without the consent of the Underwriters; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose shall have been initiated or threatened by the Commission; any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with; and the Commission shall not have notified the Company of any objection to the use of the form of the Registration Statement.

(c)                                  No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency which would, as of the Closing Date, prevent the issuance of the Notes or the Guarantees thereof; no action, suit or proceeding shall have been commenced and be pending against or affecting or, to the best knowledge of the Company and the Guarantors, threatened against, the Company or any of its subsidiaries before any court or arbitrator or any governmental body, agency or official that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect; and no stop order shall have been issued preventing the use of the Registration Statement, the Prospectus or the Preliminary Prospectus, or which could reasonably be expected to have a Material Adverse Effect.

(d)                                 Since the respective dates as of which information is given in the most recent Preliminary Prospectus, other than as updated for pricing information, the increase in the aggregate principal amount of the Senior Notes and changes resulting from such increase and changes relating to the Company’s offering of senior convertible notes, (i) there shall not have been any material adverse change, or any development that is reasonably likely to result in a material adverse change, in the capital stock or the long-term debt, or material increase in the short-term debt, of the Company or any of its subsidiaries from that set forth in the most recent Preliminary Prospectus, (ii) no dividend or distribution of any kind shall have been declared, paid or made by the Company on any class of its capital stock and (iii) none of the Company or any of its subsidiaries shall have incurred any liabilities or obligations, direct or contingent, that are material, individually or in the aggregate, to the Company and its subsidiaries, taken as a whole, and that are required to be disclosed in the most recent Preliminary Prospectus, disclosed on a balance sheet or notes thereto in accordance with generally accepted accounting principles and are not disclosed on the latest balance sheet or notes thereto included or incorporated by reference in the most recent Preliminary Prospectus.  Since the respective dates as of which information is given in most recent Preliminary Prospectus there shall not have occurred any material adverse change, or any development that is reasonably likely to result in a material adverse change, in the business, prospects, financial condition or results of operation of the Company and its subsidiaries, taken as a whole.

(e)                                  At the Closing Date, you shall have received a certificates, dated the Closing Date signed on behalf of the Company and each Guarantor in form and substance satisfactory to the Underwriters, confirming, as of the Closing Date, the matters set forth in paragraphs (a), (b), (c) and (d) of this Section 6 and that, as of the Closing Date, the obligations of the Company and such Guarantor, as the case may be, to be performed hereunder on or prior thereto have been duly performed.

(f)                                    On the date hereof and also at the Closing Date, the Chief Financial Officers of each of the Company and of Engineered Support Systems, Inc. (“ESSI”) shall have furnished to the Underwriters a certificate in form and substance reasonably satisfactory to the Underwriters as to the accuracy of certain numbers contained or incorporated by reference in the most recent Preliminary Prospectus and the Prospectus, which numbers shall be set forth in a schedule attached to such certificate.

(g)                                 The Company will take all steps necessary to ensure that the acquisition of ESSI is consummated.

(h)                                 At the Closing Date, you shall have received opinions, dated the Closing Date, in form and substance satisfactory to the Lead Arrangers and Underwriters’ Counsel, of Skadden, Arps, Slate, Meagher & Flom LLP counsel for the Company and the Guarantors, to the effect set forth in Exhibit D and Exhibit D-l hereto.

(i)                                     At the Closing Date, you shall have received an opinion, dated the Closing Date, in form and substance satisfactory to you and Underwriters’ Counsel, of Nina Laserson Dunn, Esq. counsel for the Company and the Guarantors, to the effect set forth in Exhibit E hereto

(j)                                     The Underwriters shall have received from Underwriters’ Counsel a written opinion, dated the Closing Date, with respect to the issuance and sale of the Notes, the Registration Statement, the Prospectus and the Pricing Disclosure Package and such other related matters as the Lead Managers may require.

(k)                                  At the time this Agreement is executed and at the Closing Date, the Underwriters shall have received from KPMG LLP, independent public accountants, dated as of the date of this Agreement and as of the Closing Date, customary comfort letters addressed to the Underwriters, to the effect set forth in Exhibit F hereto, in form and substance satisfactory to the Underwriters and Underwriters’ Counsel with respect to the financial statements and certain financial information of the Company and its subsidiaries contained or incorporated by reference in the most recent Preliminary Prospectus and the Prospectus.

(l)                                     At the time this Agreement is executed and at the Closing Date, the Underwriters shall have received from PricewaterhouseCoopers LLP, independent public accountants, dated as of the date of this Agreement and as of the Closing Date, customary comfort letters addressed to the Underwriters, to the effect set forth in Exhibit F hereto, in form and substance satisfactory to the Underwriters and Underwriters’ Counsel with respect to the financial statements and certain financial information of ESSI and its subsidiaries contained or incorporated by reference in the most recent Preliminary Prospectus and the Prospectus.

(m)                               At the time this Agreement is executed and at the Closing Date, the Underwriters shall have received from Buckno Lisicky & Company, independent public accountants, dated as of the date of this Agreement and as of the Closing Date, customary comfort letters addressed to the Underwriters, to the effect set forth in Exhibit F hereto, in form and substance satisfactory to the Underwriters and Underwriters’ Counsel with respect to the financial statements and certain financial information of Night Vision Equipment Co., Inc. and Excalibur Electro Optics, Inc. and their subsidiaries contained or incorporated by reference in the most recent Preliminary Prospectus and the Prospectus.

(n)                                 Prior to the Closing Date, the Company and the Guarantors shall have furnished to the Underwriters such further information, certificates and documents as the Underwriters may reasonably request within two days of the Closing Date.

(o)                                 On or after the date hereof, (i) there shall not have occurred any downgrading, suspension or withdrawal of, nor shall any notice have been given of any potential or intended downgrading, suspension or withdrawal of, or of any review (or of any potential or intended review) for a possible change that does not indicate the direction of the possible change in, any rating of the Company or any securities of the Company (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act, (ii) there shall not have occurred any change, nor shall any notice have been given of any potential or intended change, in the outlook for any rating of the Company or any securities of the Company by any such rating organization and (iii) no such rating organization shall have given notice that it has assigned (or is considering assigning) a lower rating to the Notes than that on which the Notes were marketed.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to you or to Underwriters’ Counsel pursuant to this Section 6 shall not be satisfactory in form and substance to the Lead Managers and to Underwriters’ Counsel, all obligations of the Underwriters hereunder may be cancelled by the Lead Managers at, or at any time prior to, the Closing Date.  Notice of such cancellation shall be given to the Company in writing, or by telephone.  Any such telephone notice shall be confirmed promptly thereafter in writing.

7.               Indemnification.

(a)                                  The Company and the Guarantors, jointly and severally, shall indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all losses, liabilities, claims, damages and expenses whatsoever (including but not limited to reasonable attorneys’ fees and reasonable expenses incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in (A) the Registration Statement or any amendment thereto, (B) any related Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, (C) any Issuer Free Writing Prospectus or any amendment or supplement thereto or (D) any Permitted Issuer Information or (ii) arise out of or are based upon the omission or alleged omission to state in the Registration Statement, any related Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any Permitted Issuer Information a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that neither the Company nor any Guarantor will be liable in any such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information furnished to the Company or the Guarantors by or on behalf of any Underwriter expressly for use therein.  The parties agree that such information provided by or on behalf of any Underwriter consists solely of the material specified in the last sentence of Section 1(b) hereof. This indemnity agreement will be in addition to any liability which the Company or the Guarantors may otherwise have, including but not limited to other liability under this Agreement.

(b)                                 Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company and the Guarantors, each of the directors of the Company and the Guarantors, each of the officers of the Company and the Guarantors who shall have signed the Registration Statement, and each other person, if any, who controls the Company and the Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever (including but not limited to reasonable attorneys’ fees and reasonable expenses whatsoever in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in (A) the Registration Statement as originally filed or any amendment thereto, (B) any related Preliminary Prospectus or the Prospectus or any amendment or supplement thereto or (C) any Issuer Free Writing Prospectus or any supplement or amendment thereto or (ii) arise out of or are based upon the omission or alleged omission to state in the Registration Statement, any related Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any roadshow presentation a material fact required to be stated

therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information furnished to the Company or the Guarantors by or on behalf of any Underwriter specifically for use therein; provided, however, that in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Notes to be purchased by such Underwriter hereunder.  The parties agree that the only information provided by or on behalf of any Underwriter for use in the Registration Statement, any related Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any roadshow presentation consists solely of the material specified in the last sentence of Section 1(b) hereof. This indemnity will be in addition to any liability which any Underwriter may otherwise have, including but not limited to other liability under this Agreement.

(c)                                  Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent that it has been prejudiced in any material respect by such failure or from any liability which it may otherwise have).  In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party.  Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to take charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying party or parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses of counsel shall be borne by the indemnifying parties, provided, however, that the indemnifying party under subsection (a) or (b) above shall only be liable for the legal expenses of one counsel (in addition to any local counsel) for all indemnified parties in each jurisdiction in which any claim or action is brought. No indemnifying party shall, without the prior written consent of the indemnified parties, effect any settlement or compromise of, or consent to the entry of judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could have been sought under Section 7 or 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of the indemnified party from all liability arising out of such litigation, investigation, proceeding or claim, (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of the indemnified party and (iii) the indemnifying party reaffirms its obligations. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its prior written consent, provided that such consent was not unreasonably withheld.

8.               Contribution.  In order to provide for contribution in circumstances in which the indemnification provided for in Section 7 hereof is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company and the Guarantors on the one hand and the Underwriters on the other hand shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company or any Guarantor, any contribution received by the Company and the Guarantors from persons, other than the Underwriters, who may also be liable for contribution, including persons who control the Company or any of the Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, officers of the Company or the Guarantors who signed the Registration Statement and directors of the Company) as incurred to which the Company and one or more of the Underwriters may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Underwriters on the other hand from the Offering or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 7, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Guarantors, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Guarantors and on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as (x) the total proceeds from the Offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the Guarantors bears to (y) the underwriting discount or commissions received by the Underwriters, in each case as set forth on the cover page of the Prospectus.  The relative fault of the Company and the Guarantors on the one hand and of the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors on the one hand or the Underwriters on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company, the Guarantors and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any judicial, regulatory or other legal or governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.  Notwithstanding the provisions of this Section 8, (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the discounts and commissions applicable to the Notes underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company or any Guarantor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each officer of the Company and the Guarantors who shall have signed the Registration Statement and each director of the Company and the Guarantors shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of the immediately preceding sentence.  Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 8 or otherwise.  No party shall be liable for contribution with respect to any action or claim settled without its prior written consent, provided that such written consent was not unreasonably withheld.

9.               Underwriter Default.

(a)                                  If any Underwriter or Underwriters shall default in its or their obligation to purchase a particular series of Notes (“Purchased Notes”) hereunder, and if such Purchased Notes with respect to which such default relates (the “Default Notes”) do not (after giving effect to arrangements, if any, made by the Lead Managers pursuant to subsection (b) below) exceed in the aggregate 10% of the number of Purchased Notes, each non-defaulting Underwriter, acting severally and not jointly, agrees to purchase from the Company that number of Purchased Notes that bears the same proportion of the total number of Default Notes then being purchased as the number of Purchased Notes set forth opposite the name of such Underwriter in Schedule I hereto bears to the aggregate number of Purchased Notes set forth opposite the names of the non-defaulting Underwriters, subject, however, to such adjustments to eliminate fractional shares as the Lead Managers in their sole discretion shall make.

(b)                                 In the event that the aggregate number of Default Notes exceeds 10% of the Purchased Notes, as the case may be, the Lead Managers may in their discretion arrange for themselves or for another party or parties (including any non-defaulting Underwriter or Underwriters who so agree) to purchase the Default Notes on the terms contained herein.  In the event that within five calendar days after such a default the Lead Managers do not arrange for the purchase of the Default Notes as provided in this Section 9, this Agreement shall thereupon terminate, without liability on the part of the Company with respect thereto (except in each case as provided in Sections 5, 7, 8, 10 and 11) or the Underwriters, but nothing in this Agreement shall relieve a defaulting Underwriter or Underwriters of its or their liability, if any, to the other Underwriters and the Company for damages occasioned by its or their default hereunder.

(c)                                  In the event that any Default Notes are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, the Lead Managers or the Company shall have the right to postpone the Closing Date, as the case may be, for a period not exceeding five business days, in order to effect whatever changes may thereby be made necessary in the most recent Preliminary Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus which, in the opinion of Underwriters’ Counsel, may thereby be made necessary or advisable.  The term “Underwriter” as used in this Agreement shall include any party substituted under this Section 9 with like effect as if it had originally been a party to this Agreement with respect to Purchased Notes.

10.         Survival of Representations and Agreements.  All representations and warranties, covenants and agreements of the Underwriters, the Company and the Guarantors contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto, including the agreements contained in Section 5, the indemnity agreements contained in Section 7 and the contribution agreements contained in Section 8, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof or by or on behalf of the Company, any of their officers and directors or any controlling person thereof, and shall survive delivery of and payment for the Notes to and by the Underwriters.  The representations contained in Section 1 and the agreements contained in Sections 5, 7, 8, 10 and 11 hereof shall survive any termination of this Agreement, including termination pursuant to Sections 9 or 11 hereof.

11.         Effective Date of Agreement; Termination.

(a)                                  This Agreement shall become effective upon the execution and delivery of a counterpart hereof by each of the parties hereto.

(b)                                 The Lead Managers shall have the right to terminate this Agreement at any time prior to the Closing Date if (A) any domestic or international event or act or occurrence has materially disrupted, or in the opinion of the Lead Managers will in the immediate future materially disrupt, the market for the Company’s securities or securities in general; or (B) if trading on the New York Stock Exchange shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the New York Stock Exchange by the New York Stock Exchange or by order of the Commission or any other governmental authority having jurisdiction: or (C) if a banking moratorium has been declared by any state or federal authority or if any material disruption in commercial banking or securities settlement or clearance services shall have occurred; or (D) any downgrading shall have occurred in the Company’s corporate credit rating or the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act or if any such organization shall have publicly announced that it has under surveillance or review, with possible negative implications; its rating of any of the Company’s debt securities; or (E) (i) if there shall have occurred any outbreak or escalation of hostilities or acts of terrorism involving the United States or there is a declaration of a national emergency or war by the United States or (ii) if there shall have been any other calamity or crisis or any change in political, financial or economic conditions if the effect of any such event in (i) or (ii) in your judgment makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Notes on the terms and in the manner contemplated by the Prospectus and the Preliminary Prospectus.

(c)                                  Any notice of termination pursuant to this Section 11 shall be by telephone, telex or telegraph, confirmed in writing by letter.

(d)                                 If this Agreement shall be terminated pursuant to any of the provisions hereof (other than pursuant to (i) notification by the Lead Managers as provided in Section 11, or if the sale of the Notes provided for herein is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by the Lead Managers, reimburse the Underwriters for all reasonable out-of-pocket expenses (including the reasonable fees and expenses of their counsel), incurred by the Underwriters in connection herewith.   If this Agreement shall be terminated pursuant to Section 11(b) hereof, then no party shall have any liability hereunder except for the Company’s obligation, pursuant to Section 5 hereof, to pay all out of pocket expenses of the Underwriters incurred in connection with this Agreement.

12.         Notices.  All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing, and:

(a)                                  if sent to any Underwriter, shall be mailed, delivered, or faxed and confirmed in writing, to such Underwriter c/o Bear, Stearns & Co. Inc., 383 Madison Avenue, New York, New York 10179, Attention: James Wolfe, Senior Managing Director, with a copy to Underwriter’s Counsel at Mayer, Brown, Rowe & Maw LLP, 1675 Broadway, New York, New York 10019, Attention: Jeffrey R. Whyte;

(b)                                 if sent to the Company, shall be mailed, delivered, or faxed and confirmed in writing to the Company and its counsel at the addresses set forth in the Registration Statement, Attention: Nina Laserson Dunn, Esq., DRS Technologies, Inc., Five Sylvan Way, Parsippany, New Jersey 07054, with a copy to its counsel, Skadden, Arps, Meagher & Flom LLP, Four Times Square, New York, New York 10036, Attention: David J. Goldschmidt.

Any such notices and other communications shall take effect at the time of receipt thereof.

13.         Parties.  This Agreement shall inure solely to the benefit of, and shall be binding upon, the Underwriters and the Company and the controlling persons, directors, officers, employees and agents referred to in Sections 7 and 8 hereof, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and said controlling persons and their respective successors, officers, directors, heirs and legal representatives, and it is not for the benefit of any other person, firm or corporation.  The term “successors and assigns” shall not include a purchaser, in its capacity as such, of Notes from any of the Underwriters.

14.         Governing Law and Jurisdiction.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The Company irrevocably (a) submits to the jurisdiction of any court of the State of New York or the United State District Court for the Southern District of the State of New York for the purpose of any suit, action, or other proceeding arising out of this Agreement, or any of the agreements or transactions contemplated by this Agreement, the Registration Statement and the Preliminary Prospectus (each, a “Proceeding”), (b) agrees that all claims in respect of any Proceeding may be heard and determined in any such court, (c) waives, to the fullest extent permitted by law, any immunity from jurisdiction of any such court or from any legal process therein and (d) agrees not to commence any Proceeding other than in such courts.

15.         Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Delivery of a signed counterpart of this Agreement by facsimile transmission shall constitute valid and sufficient delivery thereof.

16.         Headings.  The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

17.         Time is of the Essence.  Time shall be of the essence of this Agreement.  As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business other than days when banking institutions in the City of New York are authorized by law, regulation or executive order to be closed.

[SIGNATURE PAGE FOLLOWS]

If the foregoing correctly sets forth your understanding, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

Very truly yours,

DRS TECHNOLOGIES, INC.

By:
Name:
Title:

NAI TECHNOLOGIES, INC.
DRS ELECTRONIC SYSTEMS, INC.
DRS SURVEILLANCE SUPPORT SYSTEMS, INC.
DRS TECHNICAL SERVICES, INC.
DRS POWER & CONTROL TECHNOLOGIES, INC.
DRS ELECTRIC POWER TECHNOLOGIES, INC.
DRS POWER TECHNOLOGY, INC.
DRS TACTICAL SYSTEMS GLOBAL SERVICES, INC.
DRS TACTICAL SYSTEMS, INC.
DRS ENGINEERING DEVELOPMENT LABS, INC.
DRS SIGNAL TECHNOLOGIES, INC.
DRS SIGNAL RECORDING TECHNOLOGIES, INC.
DRS SYSTEMS MANAGEMENT CORPORATION
DRS OPTRONICS, INC.
DRS SENSORS & TARGETING SYSTEMS, INC.
DRS FPA, INC.
DRS INFRARED TECHNOLOGIES, L.P.
DRS UNMANNED TECHNOLOGIES, INC.
DRS DATA & IMAGING SYSTEMS, INC.
DRS TECHNOLOGIES CANADA, INC.
DRS COMMUNICATIONS COMPANY, LLC
DRS SYSTEMS, INC.
NIGHT VISION EQUIPMENT CO., INC.
DRS TRAINING & CONTROL SYSTEMS, INC.
DRS INTERNATIONAL, INC.
DRS CODEM SYSTEMS, INC.
INTEGRATED DEFENSE TECHNOLOGIES, INC.
TECH-SYM CORPORATION
DRS TEST & ENERGY MANAGEMENT, INC.
DRS EW & NETWORK SYSTEMS, INC.
DRS SIGNAL SOLUTIONS, INC.
MAXCO, INC.

By:
Name:
Title:

Accepted as of the date first above written

BEAR, STEARNS & CO. INC.

By:
Name:
Title:

WACHOVIA CAPITAL MARKETS, LLC

By:
Name:
Title:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:
Name:
Title:

BANC OF AMERICA SECURITIES LLC

By:
Name:
Title:

CIBC WORLD MARKETS CORP.

By:
Name:
Title:

JEFFERIES & COMPANY, INC.

By:
Name:
Title:

RYAN BECK & CO., INC.

By:
Name:
Title: